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                                                                    Exhibit 10.2

                            TECUMSEH PRODUCTS COMPANY
                      LONG-TERM INCENTIVE EQUITY AWARD PLAN
                    (AS ORIGINALLY ADOPTED ON JULY 31, 2007)

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     Tecumseh Products Company, a Michigan corporation (the "Company"), has adopted this Long-Term Incentive Equity Award Plan (this "Plan") for the benefit of its eligible employees. This Plan is effective as of July 31, 2007.

     The purposes of this Plan are as follows:

     A. To join the interests of management and other employees with the interests of shareholders by providing an additional incentive for selected management and other Employees to further the growth, development, and financial success of the Company by personally benefiting through the ownership of Company stock and/or stock rights that recognize such growth, development, and financial success.

     B. To enable the Company to obtain and retain the services of Employees considered essential to the long-term success of the Company by offering them an opportunity to own stock in the Company and/or stock rights that will reflect the growth, development, and financial success of the Company.

     C. This Plan is intended to constitute an unfunded, nonqualified plan of deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is exempt from the requirements of Title 1 of ERISA.

1.   DEFINITIONS

     Wherever the following terms are used in this Plan they have the meanings specified below unless the context clearly indicates otherwise. The singular pronoun includes the plural where the context so indicates.

     "Administrator" means the Committee, unless the Committee has delegated its authority to administer this Plan as provided in Section 9.5, in which events "Administrator" means the delegated sub-committee.

     "Award" means an Option, a Restricted Stock award, or a Performance Award awarded or granted under this Plan.

     "Award Agreement" means a written agreement executed by an authorized officer of the Company and the Holder containing such terms and conditions with respect to an Award as the Administrator determines, consistent with this Plan.

     "Award Limit" means 300,000 shares of Class A Stock, as adjusted pursuant to Section 10.3.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means any change that occurs after the date this Plan is first approved by the Company's shareholders and that qualifies as a change of control event pursuant to Section 409A of the Code, Proposed Treasury Regulation Section 1.409A-3(g)(5), and all subsequent relevant authority, including any one or more of the following events::

          (a) a change in the ownership of the Company in compliance with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v) pursuant to which any person or group acquires ownership of stock of the Company that, together with stock held by that person

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     or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

          (b) a change in the effective control of the Company pursuant to Proposed Treasury Regulation Section 1.409A-3(g)(5)(vi), pursuant to which either:

               (1) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by that person or group) ownership (including acquisition of beneficial ownership) of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

               (2) a majority of members of the Company's board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election; or

          (c) a change in the ownership of a substantial portion of the Company's assets pursuant to Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii) pursuant to which any one person or group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by that person or group) assets from the Company that have a total gross fair market value (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii)) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions by that person or group.

For purposes of this definition:

          (A) "person" means a person as defined in Section 3(a)(9) of the Exchange Act;

          (B) "beneficial ownership" is to be determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor regulation;

          (C) "group" means a group as described in Rule 13d-5 promulgated under the Exchange Act or any successor regulation provided the group falls within the purview of Proposed Treasury Regulation Sections
     1.409A-3(g)(v)(B), 1.409A-3(g)(5)(vi)(D), or 1.409A-3(g)(5)(vii)(C), as
     applicable; and

          (D) the formation of a group under this definition will have the effect described in paragraph (b) of Rule 13d-5 promulgated under the Exchange Act or any successor regulation.

In addition, if an Employment Contract provides that a Holder is to receive severance pay or other rights or benefits if his or her employment terminates following a "change in control, "change of control," or other similar defined event, then the occurrence of that event will be a Change in Control for purposes of this Agreement with respect to that Holder.

     "Class A Stock" means the Company's Class A Common Stock.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Governance, Compensation, and Nominating Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 9.1.

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     "Company" means Tecumseh Products Company, a Michigan corporation.

     "Corporate Transaction" means:

          (a) the shareholders of the Company approve a merger, consolidation, or share exchange of the Company with any other corporation (or other entity), other than a merger, consolidation, or share exchange that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger, consolidation, or share exchange; or

          (b) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     "DRO" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules either.

     "Effective Date" means July 31, 2007.

     "Employment Contract" means a written employment contract between a Holder and the Company or a Subsidiary.

     "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Class A Stock as of a given date means:

          (a) the closing price of a share of Class A Stock on the principal exchange on which shares of Class A Stock are then trading, if any (or as reported on any composite index which includes that principal exchange), on that date, or if shares were not traded on that date, then on the next preceding date on which a trade occurred; or

          (b) if Class A Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the average of the closing representative bid and asked prices for the Class A Stock on such date as reported by Nasdaq or the successor quotation system; or

          (c) if Class A Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a share of Class A Stock as established by the Administrator acting in good faith.

     "Holder" means a person who has been granted or awarded an Award.

     "Option" means a stock option granted under Section 4 of this Plan. Any Option granted under this Plan will be a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Code.

     "Performance Award" means an award of the opportunity to receive shares of Class A Stock made under Section 8 of this Plan.

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     "Performance Criteria" means the following business criteria with respect to the Company, any Subsidiary, or any division or operating unit:

          (a) net income;

          (b) pre-tax income;

          (c) operating income or margin;

          (d) cash flow;

          (e) earnings per share;

          (f) return on equity;

          (g) return on invested capital or assets;

          (h) cost reductions or savings;

          (i) sales or revenue growth;

          (j) appreciation in the fair market value of Class A Stock; and

          (k) earnings before any one or more of the following items: interest, taxes, depreciation, or amortization;

each as determined in accordance with generally accepted accounting principles and subject to any adjustments that may be specified by the Committee with respect to a Performance Award.

     "Permanent Disability" means the inability of the Holder to perform his usual duties as an Employee by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

     "Plan" means this Long-Term Incentive Equity Award Plan, as amended and/or restated from time to time.

     "Restricted Stock" means Class A Stock subject to restrictions and awarded under Section 7 of this Plan.

     "Retirement" means a separation from service with the Company or a Subsidiary at a time when the Holder is eligible for immediate commencement of a defined benefit pension (other than a disability pension).

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule.

     "Section 162(m) Participant" means any Senior Management Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. Unless the Administrator determines otherwise in regard to particular Senior Management Employees whose compensation is unlikely to be subject to such limit, all Senior Management Employees will be treated as Section 162(m) Participants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Management Employee" means any Employee designated by the Administrator as a Senior Management Employee for purposes of this Plan.

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     "Subsidiary" means any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company if each of the corporations and limited liabilities other than the last one in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or equity interests in one of the other corporations or limited liability companies in the chain.

     "Termination of Employment" means the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including but not limited to a termination by resignation, discharge, death, Permanent Disability, or Retirement; but excluding:

          (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary; and

          (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship.

2.   SHARES SUBJECT TO PLAN

     2.1 Shares Subject to Plan.

          (a) The shares of stock subject to Awards will be Class A Stock. Subject to adjustment as provided in Section 10.3, the aggregate number of shares that may be issued upon exercise of Options and under all other Awards under this Plan may not exceed 1,850,000 shares. The shares of Class A Stock issuable upon exercise of Options under other Awards will be previously authorized but unissued shares.

          (b) The maximum number of shares that may be subject to Awards granted under this Plan to any individual in any fiscal year of the Company may not exceed the Award Limit. For purposes of this limitation, where a Performance Award is based on performance criteria measured over more than one fiscal year, the entire potential Performance Award will be treated as part of the Award Limit for the first year of the entire performance cycle and not as part of the Award Limit for any other year.

     2.2 Add-back of Options and Other Awards. If any Option or Performance Award expires or is canceled without having been fully exercised or paid, the number of shares subject to that Option or Performance Award but as to which the Option or Performance Award was not exercised or paid before its expiration or cancellation may again be optioned, granted, or awarded under this Plan, subject to the limitations of Section 2.1. Any shares subject to Awards that are adjusted under Section 10.3 and become exercisable with respect to shares of stock of another corporation are to be considered canceled and may again be optioned, granted, or awarded under this Plan, subject to the limitations of
Section 2.1. Shares of Class A Stock delivered by the Holder or withheld by the Company upon the exercise or payment of any Award under this Plan, in payment of the exercise price or tax withholding, may again be optioned, granted, or awarded under this Plan, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder under Section 7.4, those shares may again be optioned, granted, or awarded under this Plan, subject to the limitations of Section 2.1.

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3.   GRANTING OF AWARDS

     3.1 Award Agreement. Each Award will be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code will contain those terms and conditions necessary to meet the applicable provisions of Section 162(m) of the Code.

     3.2 Provisions Applicable to Section 162(m) Participants.

          (a) The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code.

          (b) Notwithstanding anything in this Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including:

               (1) Restricted Stock, the restrictions with respect to which lapse upon the attainment of performance goals related to one or more of the Performance Criteria; and

               (2) any Performance Award that becomes payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

          (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award of Restricted Stock or any Performance Award granted to
     Section 162(m) Participants that is intended to qualify as performance-based compensation, no later than 90 days following the commencement of the fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing:

               (1) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service;

               (2) establish the various performance targets, in terms of an objective formula or standard, and amounts of the Awards, as applicable, that may be earned for the fiscal year or other designated fiscal period or period of service; and

               (3) specify the relationship among the Performance Criteria, the performance targets, and the amounts of the Awards, as applicable, to be earned by each Section 162(m) Participant for that fiscal year or other designated fiscal period or period of service.

     Following the completion of each fiscal year or other designated fiscal period or period of service, the Administrator will certify in writing whether the applicable performance targets have been achieved for the fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Administrator will have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

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          (d) Furthermore, notwithstanding any other provision of this Plan or any Award Agreement, any Award granted to a Section 162(m) Participant that is intended to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code will be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued under Section 162(m) of the Code that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan will be deemed amended to the extent necessary to conform to those requirements.

     3.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, this Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, will be subject to any additional limitations set forth in Rule 16b-3 that are requirements for the application of the exemption provided by Rule 16b-3. To the extent permitted by applicable law, this Plan and Awards granted or awarded under this Plan will be deemed amended to the extent necessary to conform to Rule 16b-3.

     3.4 Consideration. In consideration of the granting of an Award under this Plan, the Holder must agree, in the Award Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted.

     3.5 At-Will Employment. Nothing in this Plan or in any Award Agreement will confer on any Holder any right to continue in the employ of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary, all of which the Company expressly reserves, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in an Employment Contract.

     3.6 Prohibition on Repricing. The Administrator may not, without prior approval by the Company's shareholders, reprice, replace, or re-grant through cancellation or lowering of the exercise price any Options issued under this Plan. Notwithstanding shareholder approval, to the extent that the Company reasonably determines that any repriced, replaced, or re-granted Option may constitute a deferral of compensation under Section 409A of the Code, the Option must be accompanied by a written agreement setting forth the terms and conditions required to comply with the provisions of Section 409A of the Code.

4.   OPTION GRANTS

     4.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible for the grant of an Option to purchase a number of shares of Class A Stock determined by the Administrator, subject to the Award Limit.

     4.2 Granting of Options.

          (a) The Administrator will from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (1) determine which Senior Management Employees (including but not limited to Employees who have previously received Awards under this Plan) are to be granted Options; and

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               (2) subject to the Award Limit, determine the number of shares to be subject to the Options.

          (b) Upon the selection of an Employee to be granted an Option, the Administrator will instruct the Secretary of the Company to issue the Option. The Administrator may impose such conditions on the grant of the Option as it deems appropriate.

     4.3 Options in Lieu of Cash Compensation. Options may be granted under this Plan to Employees in lieu of cash bonuses that would otherwise be payable to them, pursuant to policies adopted by the Administrator from time to time.

5.   OPTION TERMS

     5.1 Exercise Price. The exercise price per share for each Option will be set by the Administrator. The exercise price may not be less than 100% of the Fair Market Value of a share of Class A Stock on the date the Option is granted.

     5.2 Option Term. The term of each Option will be set by the Administrator but may not exceed ten years from the date the Option is granted.

     5.3 Option Vesting. Each Option will vest and become exercisable as determined by the Administrator and set forth in the Award Agreement evidencing the Option. No portion of an Option that is unexercisable at Termination of Employment will become exercisable, except as may be otherwise provided by the express terms of an Employment Contract.

6.   EXERCISE OF OPTIONS

     6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option may not be exercised with respect to fractional shares, and the Administrator may, by the terms of the Option, require that a partial exercise be with respect to a minimum number of shares.

     6.2 Manner of Exercise. All or a portion of an exercisable Option will be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

          (a) a written notice complying with the applicable rules established by the Administrator stating that the Option or portion of the Option is exercised, signed by the Holder or other person then entitled to exercise the Option or portion of the Option;

          (b) such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other applicable federal or state securities laws or regulations;

          (c) if the Option is being exercised under Section 10.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) full cash payment for the shares with respect to which the Option or portion of the Option is exercised, except that the Administrator may, in its discretion:

               (1) allow payment, in whole or in part, through delivery of shares of Class A Stock which have been owned by the Holder for at least

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          six months, duly endorsed for transfer to the Company, with a Fair
          Market Value on the date of delivery equal to the aggregate exercise price;

               (2) allow payment, in whole or in part, through surrender of shares of Class A Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price;

               (3) allow payment, in whole or in part, through delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Class A Stock issuable upon exercise of the Option and has irrevocably instructed the broker to pay a sufficient portion of the net proceeds of the sale to the Company to satisfy the exercise price;

               (4) allow payment through any combination of the methods allowed by subsections (1), (2), and (3) of this Section 6.2(d).

The Administrator may, in its absolute discretion, take whatever actions it deems appropriate to effect compliance with the Securities Act and any other applicable federal or state securities laws or regulations including, without limitation, placing legends on share certificates and issuing stop-transfer notices to transfer agents and registrars.

     6.3 Conditions to Issuance of Shares. The Company will not be required to issue any shares of stock purchased upon the exercise of any Option or deliver any related stock certificates before fulfillment of all of the following conditions:

          (a) admission of the shares to listing on all stock exchanges on which that class of stock is then listed;

          (b) completion of any registration or other qualification of the shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Administrator, in its absolute discretion, deems necessary or advisable;

          (c) obtaining any approval or other clearance from any state or federal governmental agency that the Administrator, in its absolute discretion, determines to be necessary or advisable;

          (d) lapse of such reasonable period of time following exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

          (e) receipt by the Company of full payment for the shares in good and collected funds, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for the shares under Section 6.2(d).

The Company may enter into a contract with an independent administrative services provider to perform recordkeeping, custodial, and other administrative services with respect to this Plan and shares issued under this Plan. Additional or different conditions than those enumerated in subsections (a) through (e) above may be imposed as a result of that contract, and any such conditions are incorporated by reference in this Plan.

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     6.4 Rights as Shareholders. Holders will not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until those shares have been issued by the Company.

     6.5 Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction will be set forth in the respective Award Agreement and may be referred to on the certificates evidencing the shares.

     6.6 Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the exercise of Options, including a window-period limitation, as may be imposed in the discretion of the Administrator.

7.   RESTRICTED STOCK

     7.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible for grant of a number of shares of Restricted Stock determined by the Administrator, subject to the Award Limit.

     7.2 Award of Restricted Stock.

          (a) The Administrator may from time to time, in its absolute discretion:

               (1) determine which Senior Management Employees (including but not limited to Employees who have previously received Awards under this Plan) will be granted Restricted Stock; and

               (2) determine the terms and conditions applicable to the Restricted Stock, consistent with this Plan and consistent with the grant being covered by Section 83 of the Code and thus exempt from
          Section 409A of the Code.

          (b) Rights to Restricted Stock will vest on the third anniversary of the Restricted Stock Award date. Rights that do not vest will be forfeited.

          (c) Upon the selection of a Senior Management Employee to be awarded Restricted Stock, the Administrator will instruct the Secretary of the Company to issue the Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

     7.3 Rights as Shareholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder under Section 7.5, the Holder will have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to those shares, subject to the restrictions in his or her Award Agreement, including the right to vote and receive all dividends and other distributions paid or made with respect to the shares, except that, in the discretion of the Administrator, any extraordinary distributions with respect to the Class A Stock may be subjected to the restrictions set forth in Section 7.4.

     7.4 Restrictions. All shares of Restricted Stock issued under this Plan (including any shares received as a result of stock dividends, stock splits, or any other form of recapitalization) will, under the terms of each individual Award Agreement, be subject to such restrictions as the Administrator provides, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the

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Company, Company performance and individual performance. Except with respect to shares of Restricted Stock granted to Section 162(m) Participants and intended to be performance-based compensation under Section 162(m) of the Code, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. A Holder's rights in unvested Restricted Stock will lapse, and the Restricted Stock will be surrendered to the Company without consideration, upon the Holder's Termination of Employment with the Company unless otherwise expressly provided in an Employment Contract, in which event the terms of the Employment Contract will be given effect.

     7.5 Escrow. The Secretary of the Company or such other escrow holder as the Administrator appoints will retain physical custody of each certificate representing Restricted Stock and will credit the stock to a separate restricted account until all of the restrictions imposed under the Award Agreement with respect to the shares expire or are removed. The Company may enter into a contract with an independent administrative services provider to perform recordkeeping, custodial, and other administrative services with respect to this Plan and Restricted Stock issued under this Plan. Terms and conditions in addition to those enumerated in the Award Agreement may be imposed as a result of that contract, and any such conditions are incorporated by reference in this Plan and in any such Award Agreement.

     7.6 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock under this Plan, the Administrator will cause a legend or legends to be placed on certificates representing shares of Restricted Stock, or will appropriately mark any account to which shares of Restricted Stock are credited, making appropriate reference to the conditions imposed by this Plan.

     7.7 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section, to be taxed with respect to the Restricted Stock as of the date of award of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under
Section 83(a) of the Code, the Holder must deliver a copy of the election to the Company immediately after filing it with the Internal Revenue Service, together with any tax withholding required by the Company under Section 10.5.

8.   PERFORMANCE AWARDS

     8.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible for grant of a Performance Award determined by the Administrator, subject to the Award Limit.

     8.2 Performance Awards.

          (a) Any Senior Management Employee selected by the Administrator may be granted one or more Performance Awards. The number of shares of Class A Stock issuable under a Performance Award may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities, and other compensation of the particular Employee.

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          (b) Not later than 90 days after commencement of each fiscal year or performance period with respect to which Performance Awards may be made, the Administrator will establish targeted group allocations and targeted financial results, and may establish targeted individual allocations, for that year or period. Actual Performance Awards for that fiscal year or period will be based on the attainment of specified types and combinations of performance measurement criteria, which may differ as to various Employees or classes of Employees, and from time to time. The criteria may include, without limitation:

               (1) any of the Performance Criteria;

               (2) attainment of certain performance levels by, and measured against objectives of, the Company, the individual Employee, and/or a group of Employees;

               (3) increases in operating efficiency;

               (4) completion of specified strategic actions;

               (5) the recommendation of the Chief Executive Officer; and

               (6) such other factors as the Administrator deems important in connection with accomplishing the purposes of this Plan.

     No Employee or group of Employees may receive an actual Performance Award greater than the applicable targeted individual allocation (if any) or group allocation for a given year, unless due to extraordinary circumstances the Administrator deems it appropriate, in its sole discretion, to make allocations to one or more Employees or groups of Employees in excess of his or their targeted awards.

          (c) The maximum amount of any Performance Award granted to an Employee during any fiscal year of the Company may not exceed the Award Limit.

          (d) Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria applicable to a Section 162(m) Participant will be determined on the basis of generally accepted accounting principles.

     8.3 Disposition Upon Termination of Employment. A Performance Award is payable only while the Holder is an Employee unless:

          (a) otherwise expressly provided in an Employment Contract, in which event the terms of the Employment Contract will be given effect; or

          (b) the Administrator in its sole and absolute discretion provides for payment of a Performance Award, in whole or in part, following a Termination of Employment without good cause, or following a Change in Control of the Company, or because of the Holder's Retirement, death, or Permanent Disability, or otherwise.

9.   ADMINISTRATION

     9.1 Committee. The Board may from time to time appoint a committee or subcommittee of the Board other than the Governance, Nominating, and Compensation Committee to constitute the Committee under this Plan. The Committee must consist solely of two or more directors, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code.

     9.2 Duties and Powers of the Administrator. It is the Administrator's duty to conduct the general administration of this Plan in accordance with its provisions. The Administrator has the power to interpret this Plan and the Award Agreements and to adopt such rules for the administration, interpretation, and application of this Plan and Award Agreements as are consistent with this Plan, to interpret, amend, or revoke any such rules, and to amend any Award Agreement if the amendment will not adversely affect the rights or obligations of the Holder of the Award. Any or award under this Plan need not be the same with respect to each Holder.

     9.3 Administrator's Authority with Respect to Termination of Employment. The Administrator is authorized, in its absolute discretion, to determine the effect of all matters and questions relating to Termination of Employment, including but not the limited to the question of whether a Termination of Employment results from a discharge for good cause and all questions of whether a particular leave of absence constitutes a Termination of Employment, except that:

          (a) where the effect of a matter or question relating to Termination of Employment is specified in an Employment Contract, the effect will be as specified in the Employment Contract;

          (b) where "good cause" is defined in an Employment Contract, the definition in the Employment Contract will control; and

          (c) where "good cause" is not defined in an Employment Contract:

               (1) the following reasons are conclusively presumed to constitute "good cause":

                    (A) an Employee's conviction of a felony; or

                    (B) an Employee's--

                         (1) willful and continued failure to perform the
                    material duties of his position,

                         (2) willful and serious fraud against the Company or
                    any Subsidiary, or

                         (3) material breach of any provision of any agreement
                    with the Company which has had (or is expected to have) a material adverse effect on the business of the Company or any Subsidiary; and

               (2) "good cause" does not include any one or more of the following:

                    (A) bad judgment,

                    (B) ordinary negligence, or

                    (C) any act or omission that an Employee believed in good
               faith to have been in (or not opposed to) the best interests of the Company and from which the Employee did not intend to gain, directly or indirectly, a profit to which he was not legally entitled.

     9.4 Professional Assistance; Good Faith Actions. All expenses and liabilities which the Administrator incurs in connection with the administration of this Plan will be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company, and the Company's officers and directors will be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith will be final and binding on all Holders, the Company, and all other interested persons. No members of the Administrator or Board will be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or Awards, and all members of the Administrator and the Board will be fully protected by the Company in respect of any such action, determination, or interpretation.

     9.5 Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under this Plan and administer this Plan to a subcommittee consisting of one or more members of the Committee or of one or more officers of the Company, except that the Committee may not delegate its authority to grant Awards to individuals:

          (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act;

          (b) who are Section 162(m) Participants; or

          (c) who are officers of the Company who are delegated authority by the Committee under this Section 9.5.

Any delegation under this Section 9.5 will be subject to the restrictions and limits that the Committee specifies at the time of the delegation and may be rescinded at any time by the Committee. Any subcommittee appointed under this
Section 9.5 will serve in that capacity at the pleasure of the Committee.

10.  MISCELLANEOUS PROVISIONS

     10.1 Transferability of Awards.

          (a) Except as provided in Section 10.1(b):

               (1) No Award under this Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Award has been exercised, or the shares underlying the Award have been issued, and all restrictions applicable to the shares have lapsed.

               (2) No Award or interest or right in an Award will be liable for the debts, contracts, or engagements of the Holder or his or her successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means, regardless of whether such purported disposition is voluntary or involuntary or by operation of law, judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition of an Award will be null and void and of no effect.

               (3) During the lifetime of the Holder, only he or she may exercise an Option (or any portion of an Option) granted to him or her under this Plan unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder and before to the time when the Option becomes unexercisable under the terms of this Plan or the applicable Award Agreement, any exercisable portion of an Option may be exercised by the deceased Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

          (b) Notwithstanding Section 10.1(b), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions:

               (1) an Option transferred to a Permitted Transferee will not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;

               (2) an Option transferred to a Permitted Transferee will continue to be subject to all the terms and conditions that were applicable to the original Holder (other than the ability to further transfer the Option); and

               (3) the Holder and the Permitted Transferee must execute any and all documents requested by the Administrator including, without limitation, documents to--

                    (A) confirm the status of the transferee as a Permitted
               Transferee,

                    (B) satisfy any requirements for an exemption for the
               transfer under applicable federal and state securities laws, and

                    (C) evidence the transfer.

     For purposes of this Section 10.1(b), "Permitted Transferee" means, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than 50% of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.

     10.2 Amendment, Suspension, or Termination of this Plan.

          (a) This Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Administrator, except that:

               (1) no amendment is permitted to the extent that the individual Award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award Agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code;

               (2) without approval of the Company's shareholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares that may be issued under this Plan; and

               (3) no amendment, suspension, or termination of this Plan may, without the consent of the Holder, alter or impair any rights or obligations under any Award granted or awarded before the date of the amendment, suspension, or termination, unless the Award itself otherwise expressly so provides.

          (b) No Awards may be granted or awarded during any period of suspension or after termination of this Plan.

          (c) No awards may be granted or awarded after the tenth anniversary of the Effective Date.

     10.3 Changes in Class A Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a) Subject to Section 10.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Class A Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, share exchange, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Company, or exchange of Class A Stock or other securities of the Company, issuance of warrants, or other rights to purchase Class A Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Class A Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to an Award, then the Administrator will, in such manner as it may deem equitable, adjust any or all of:

               (1) the number and kind of shares of stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares that may be issued and adjustments of the Award Limit);

               (2) the number and kind of shares of stock (or other securities or property) subject to outstanding Awards; and

               (3) the grant or exercise price with respect to any Award.

          (b) Subject to Sections 10.3(c) and 10.3(e), in the event of any transaction or event described in Section 10.3(a), any Change in Control, any Corporate Transaction, or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken before the occurrence of the transaction or event, is authorized to take any one or more of the following actions whenever the Administrator determines that the action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any Award under this Plan, to facilitate the transactions or events in question, or to give effect to changes in laws, regulations, or accounting principles (but only to the extent the action does not result in a deferral of compensation under Section 409A of the Code or, to the extent that the Company reasonably determines that any the action may constitute a deferral of compensation under Section 409A of the Code, pursuant to an agreement setting forth the terms and conditions required to comply with the provisions of Section 409A of the Code):

               (1) provide for either the purchase of the Award for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Holder's rights had the Award been currently exercisable or payable or fully vested or the replacement of the Award with other rights or property selected by the Administrator in its sole discretion;

               (2) provide that the Award cannot vest, be exercised, or become payable after the event in question;

               (3) provide that the Award will be exercisable as to all shares it covers, notwithstanding anything to the contrary in Section 5.3 or the provisions of the Award Agreement;

               (4) provide for the Award to be assumed by the successor or survivor corporation, or its parent or subsidiary, or for it to be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or its parent or subsidiary, with appropriate adjustments as to the number and kind of shares and prices;

               (5) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding Awards, and in the number and kind of shares of outstanding Restricted Stock, and/or in the terms and conditions (including the grant or exercise price), and the criteria included in, outstanding options, rights, and awards and options, rights, and awards that may be granted in the future; and

               (6) provide that, for a specified period of time before the event in question, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated, and some or all of those shares of Restricted Stock may cease to be subject to forfeiture under Section 7.4 after the event.

          (c) Notwithstanding any other provision of this Plan, in the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Holder will have the right to exercise the Option as to all of the optioned shares, including shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger, consolidation, share exchange, or sale of assets, the Administrator will notify the Holder that the Option will be fully exercisable for a period of 15 days from the date of the notice, and the Option will then terminate upon the expiration of that period to the extent it has not been exercised. For the purposes of this Section 10.3(c), the Option will be considered assumed if, following the merger, consolidation, share exchange, or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the Option immediately before the merger, consolidation, share exchange, or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger, consolidation, share exchange, or sale of assets by holders of Class A Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if the consideration received in the merger, consolidation, share exchange, or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of optioned stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Class A Stock in the merger, consolidation, share exchange, or sale of assets.

          (d) Subject to Sections 10.3(e), 3.2, and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company.

          (e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this
     Section 10.3 or in any other provision of this Plan is authorized to the extent that the adjustment or action would cause the Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions. Furthermore, no such adjustment or action will be authorized to the extent the adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Class A Stock or other stock subject to any Award will always be rounded up to the next whole number.

          (f) The existence of this Plan and the Awards granted under this Plan will not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger, consolidation, or share exchange of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class A Stock or the rights thereof or which are convertible into or exchangeable for Class A Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     10.4 Approval of Plan by Shareholders. This Plan will be submitted for the approval of the Company's shareholders within twelve months after the date of the Board's initial adoption of this Plan. Awards may be granted or awarded before shareholder approval, but those Awards will not be exercisable or payable, nor will they vest, before the time when this Plan is approved by the shareholders. If shareholder approval has not been obtained at the end of the twelve-month period, all Awards previously granted or awarded under this Plan will automatically be canceled and become null and void. In addition, if the Board determines that Awards that may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company's shareholders previously approved the Performance Criteria.

     10.5 Tax Withholding. The Company will be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, or payment of any Award or in consequence of a Holder's making a Section 83(b) election as describe in Section 7.7. The Administrator may in its discretion and in satisfaction of the this requirement to allow the Holder to elect to have the Company withhold shares of Class A Stock otherwise issuable under the Award (or allow the return of shares of Class A Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of this Plan, the number of shares of Class A Stock that may be withheld with respect to the issuance, vesting, exercise, or payment of any Award (or that may be repurchased from the Holder of the Award within six months after the shares were acquired by the Holder from the Company) in order to satisfy the Holder's income and payroll tax liabilities with respect to the issuance, vesting, exercise, or payment of the Award is limited to the number of shares that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of those liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to that supplemental taxable income.

     10.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under this Plan, the Administrator will have the right to provide, in the terms of Awards made under this Plan, or to require a Holder to agree by separate written instrument, that:

          (a) any proceeds, gains, or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Class A Stock underlying the Award, must be paid to the Company; and

          (b) the Award will terminate and any unexercised portion of the Award (whether or not vested) will be forfeited;

     if

          (1) a Termination of Employment occurs before a specified date, or within a specified time period following receipt or exercise of the Award,

          (2) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or that is inimical, contrary, or harmful to the interests of the Company, as further defined by the Administrator, or

          (3) the Holder incurs a Termination of Employment for cause.

     10.7 Right of Recapture. If at any time within one year after the date on which an Employee exercises an Option, or on which Restricted Stock vests or on which Class A Stock is issued to an Employee pursuant to a Performance Award (each a "realization event"), the Administrator should determine in its discretion that the Company has been materially harmed by the Employee, whether the harm (a) results in the Employee's termination or deemed termination of employment for cause or (b) results from any activity of the Employee determined by the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary, or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser, or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Employee from the realization event must be paid by the Employee to the Company upon notice from the Company. The gain will be determined as of the date of the realization event, without regard to any later change in the Fair Market Value of a share of Class A Stock. The Company will have the right, to the maximum extent permitted by law, to set the gain off against any amounts otherwise owed to the Employee by the Company or any Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

     10.8 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, and the issuance and delivery of shares of Class A Stock and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable. Any securities delivered under this Plan will be subject to such restrictions, and the person acquiring the securities must, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder will be deemed amended to the extent necessary to conform to applicable laws, rules, and regulations.

     10.9 Headings. Headings are included in this Plan for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     10.10 Severability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of this Plan are not to be affected but are to be applied as if the invalid or unenforceable provision had not been included in this Plan.

     10.11 Governing Law. This Plan and any agreements this Plan will be administered, interpreted, and enforced under the internal laws of the State of Michigan without regard to its law of conflicts of laws.

     This Plan was duly adopted by the Board of Directors of Tecumseh Products Company on July 31, 2007.

     Executed on July 31, 2007.

                                        TECUMSEH PRODUCTS COMPANY


                                        By: /s/ James S. Nicholson
                                            ----------------------------------
                                            James S. Nicholson
                                            Vice President, Treasurer and Chief
                                            Financial Officer